                                                                      Exhibit 11

                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)

                                                Three Months Ended
                                                   October 31,
                                          ---------------------------
                                              2002            2001
                                              ----            ----

Basic earnings per share
------------------------

Weighted average number of
   shares outstanding                        49,642,495    49,520,429
                                          =============    ==========

Net income                                $      13,445        12,392
                                          =============    ==========

Basic earnings per common share           $         .27           .25
                                          =============    ==========

Diluted earnings per share
--------------------------

Weighted average number of
   shares outstanding                        49,642,495    49,520,429

Shares applicable to
   stock options                                 80,836       149,215
                                          -------------    ----------

                                             49,723,331    49,669,644
                                          =============    ==========

Net Income                                $      13,445        12,392
                                          =============    ==========

Diluted earnings per common share         $         .27           .25
                                          =============    ==========

                                                                      Exhibit 11

                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)

                                               Six Months Ended
                                                  October 31,
                                          ---------------------------
                                              2002             2001
                                              ----             ----

Basic earnings per share
------------------------

Weighted average number of
   shares outstanding                        49,634,279    49,509,795
                                          =============    ==========

Net income                                $      25,636        25,100
                                          =============    ==========

Basic earnings per common share           $         .52           .51
                                          =============    ==========


Diluted earnings per share
--------------------------

Weighted average number of
   shares outstanding                        49,634,279    49,509,795
Shares applicable to
   stock options                                 90,478       141,514
                                          -------------    ----------

                                             49,724,757    49,651,309
                                          =============    ==========

Net Income                                $      25,636        25,100
                                          =============    ==========

Diluted earnings per common share         $         .52           .51
                                          =============    ==========